EXHIBIT 99.1

CINEDIGM ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

(Los Angeles, CA and New York, NY; March 19, 2014) – Cinedigm Corp. (NASDAQ: CIDM) (the “Company”), a leading independent content distributor in the United States, announced today that it intends to offer shares of its Class A common stock in an underwritten public offering.

The Company expects to use the net proceeds of the offering for working capital, to fund potential future acquisitions and other general corporate purposes.

In connection with the offering, Piper Jaffray & Co. is acting as the sole book-running manager.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (Registration No. 333-194088), including a base prospectus dated March 13, 2014, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”).  A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC's website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to this Offering, may be obtained from Piper Jaffray & Co., Attn: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, Minnesota 55402, or by telephone at 800-747-3924 or by emailing prospectus@pjc.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

ABOUT CINEDIGM:
Cinedigm Corp. is a leading independent content distributor in the United States, with a library of close to 50,000 films and TV episodes and a wide range of content from brand name suppliers.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp.

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Forward Looking Statements

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the SEC, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,” “intends,” “plans,” “could,” “might,” “believes,” “seeks,” “estimates” or similar expressions.  In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act.  Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things, as referenced under the headings entitled “Risk Factors” contained in the Company’s annual report on Form 10-K and the Company’s other period filings with the SEC.  These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

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Cinedigm Public Relations:
MBC
Maggie Begley
Maggie@mbcprinc.com
310-301-1785

Cinedigm Investor Relations:
Jill Newhouse Calcaterra
jcalcaterra@cinedigm.com
Office 424-281-5417
Mobile 310-466-5135